UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

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☐ Soliciting Material Pursuant to Section 240.14a-12

VIRTUALSCOPICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other that the Registrant)

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VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625

April __, 2008

To Our Stockholders

Over the past several months we have undertaken efforts to better align ourselves with the growth in the markets we serve and to significantly improve our financial performance. These efforts included a realignment of certain areas of the Company to reduce overall headcount including the separation of two founders (Dr. Saara Totterman and Jose Tamez-Pena) from the Company. We strongly believe these actions were necessary for the Company to succeed as a self-sustaining, commercially viable business focused on delivering to the needs of our customers. As with any significant change, there may be differing views. We, the Board of Directors and management team, are unequivocally certain that these actions were in the best interests of our stockholders, customers and employees. These changes afford us the opportunity to add two industry executives to our Board of already extremely accomplished individuals. We also firmly believe these changes are consistent with our plans to grow the business and significantly improve our cash flow. This is especially important given the volatility within the financial markets today.

On May 8, 2008, at the Sheraton Manhattan at 811 Seventh Avenue New York, New York 10019 at 9:00 a.m., local time, you are cordially invited to attend the annual meeting of stockholders of VirtualScopics, Inc. At the meeting we will approve a reverse stock split, elect directors, approve a compensation plan for our non-employee directors, ratify the Company's choice of independent registered public accounting firm and conduct any other business that properly comes before the meeting or any adjournments of the meeting. You can find more information about each of these items in the attached Proxy Statement. In addition, we will review with you the affairs and progress of VirtualScopics during the past fiscal year.

Enclosed with this letter is our notice of meeting, Proxy Statement and WHITE proxy card with detailed information about the meeting, the proposals to be considered, our Board's nominees for directors and other information concerning the Company. Also enclosed is our fiscal 2007 Annual Report. We urge you to read this information carefully.

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed WHITE proxy card as promptly as possible.

We also believe that the proposals to be considered at the annual meeting are in the best interest of the Company and our stockholders. I will briefly touch on each proposal but urge you to read the full description contained in the attached Proxy Statement.

Reverse stock split. The reason we want the opportunity to effect a reverse split is to increase the market price of our common stock to help maintain our listing on the Nasdaq Capital MarketSM. We believe that maintaining our listing is in the best interests of VirtualScopics and our stockholders and will help increase the liquidity and marketability of our common stock. Although we continue to take steps to improve our financial results, which, in turn, could raise our stock price above Nasdaq requirements, given the current volatility in the financial markets there can be no assurance that this would occur even with strong financial results. As a result, we feel it is prudent that we have an alternative plan. Therefore, we are recommending a vote FOR allowing for a reverse split. The Board plans to implement the reverse stock split only if needed to regain compliance with Nasdaq listing standards.

Addition of two new board members for election. We have expanded the industry experience of our Board of Directors by including Dan Kerpleman and Mostafa Analoui as nominees. Mr. Kerpelman is the former CEO of SGS and a former executive at GE with strong ties within diagnostic imaging. We believe his contributions will be extremely valuable as we develop our plan for entering the patient diagnostic/treatment planning market and also brings a global perspective to the Company. Mr. Analoui is a former executive at Pfizer and an industry expert in medical imaging for clinical trials. We are delighted that both individuals have agreed to be nominated and we, and they, are looking forward to their contributions. These gentlemen add to an extremely experienced set of directors, including Colby Chandler (former Chairman and CEO of Eastman Kodak), Sidney Knafel (Former Chairman of BioReliance Corp.), Charles Phelps (recently retired Provost at the University of Rochester), Norman Mintz (Managing Director of Loeb Partners Corporation) and Terry Walts (CEO of Transfusion and Transplantation Technologies). We are excited to have such a strong, independent set of nominees for this year’s annual meeting.

Non-employee director compensation plan. The approval of this plan will allow our directors to elect to receive their board remuneration in cash or equity. The plan also outlines the fees earned by the directors.

Ratification of Marcum & Kliegman. Marcum & Kliegman has been the company’s auditors for four years. The Board of Directors recommends a vote for continuing the audit engagement throughout 2008.

We are steadfast on our mission to accelerate drug development which we believe will result in better decision making and ultimately a higher quality of life for the individuals receiving the treatment. We are focused on this mission and believe this focus delivered through an efficient operational infrastructure will deliver increasing value to our stockholders. Thank you for your support, we look forward to a great 2008.

With Sincerity,

/s/ Robert G. Klimasewski

Robert G. Klimasewski
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF
VIRTUALSCOPICS, INC.

To All VirtualScopics, Inc. Stockholders:

We are pleased to invite you to attend the annual meeting of the stockholders of VirtualScopics, Inc. to be held at 9:00 a.m. on May 8, 2008, at the Sheraton Manhattan, 811 Seventh Avenue, New York, New York 10019, for the following purposes:

1.
To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and May 8, 2009, without further approval from the stockholders;

2.	To elect nine (9) members to our Board of Directors to serve a one (1) year term;

3.	To approve the VirtualScopics, Inc. Non-Employee Director Compensation Plan;

4.	To ratify the appointment of Marcum & Kliegman LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

5.	To transact such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Information relevant to these matters is set forth in the attached Proxy Statement. Our Board of Directors has fixed the close of business on March 28, 2008, as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting, and any adjournment thereof. Holders of our Series A Preferred Stock and Series B Preferred Stock vote together with holders of our Common Stock on the proposals listed above. A list of such stockholders will be available at the principal office of the Company for inspection at least ten (10) days prior to the annual meeting, at Continental Stock Transfer & Trust Company, 17 Battery Place New York, New York 10004.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE.

By the Order of the Board of Directors

/s/ Molly Henderson
Molly Henderson, Chief Financial Officer,
Vice President-Finance and Corporate Secretary

April __, 2008
Rochester, New York

TABLE OF CONTENTS

SOLICITATION AND VOTING	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK	3

ELECTION OF DIRECTORS IN THE EVENT THAT PROPOSAL 2 IS ADOPTED	9
CORPORATE GOVERNANCE	11
EXECUTIVE COMPENSATION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN	21

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25

HOUSEHOLDING	27

OTHER MATTERS	27

i

VIRTUALSCOPICS, INC.
PROXY STATEMENT

This Proxy Statement is being sent to the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of VirtualScopics, Inc., a Delaware corporation, or the Company, in connection with the solicitation of proxies by our management for use at the 2008 Annual Meeting of Stockholders to be held at 9:00 a.m. on May 8, 2008, at the Sheraton Manhattan, 811 Seventh Avenue, New York, New York 10019, and any adjournments thereof, for the following purposes:

1.
To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and May 8, 2009, without further approval from the stockholders;

2.	To elect nine (9) members to our Board of Directors to serve a one (1) year term;

3.	To approve the VirtualScopics, Inc. Non-Employee Director Compensation Plan;

4.	To ratify the appointment of Marcum & Kliegman LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

5.	To transact such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

With this Proxy Statement, we are also mailing or delivering to our stockholders a WHITE proxy card, the Notice of Annual Meeting and a copy of our Annual Report which includes our Form 10-KSB for the year ended December 31, 2007. It is contemplated that this Proxy Statement and the accompanying form of WHITE proxy card will first be mailed to stockholders on or about April __, 2008. Our principal executive offices are located at 500 Linden Oaks, Rochester, New York 14625; telephone (585) 249-6231.

SOLICITATION AND VOTING

Information relevant to these matters is set forth in the attached Proxy Statement. Our Board of Directors has fixed the close of business on March 28, 2008, as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting, and any adjournment thereof. As of the close of business on the record date, we had _____________ shares of Common Stock, ______ shares of Series A Preferred Stock and ______ shares of Series B Preferred Stock outstanding. Series A Preferred Stock and Series B Preferred Stock vote with Common Stock. Each outstanding share of Common Stock is entitled to one vote per share. Each outstanding share of Series A Preferred Stock is entitled to 830.36 votes. Each share of the Series B Preferred Stock is entitled to 813 votes. Accordingly, as of the record date we had outstanding ____________ shares entitled to vote.

Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of the outstanding voting shares present in person or represented by proxy at the Annual Meeting will be required to elect nine (9) directors to our Board of Directors under Proposal No. 2. The vote of a majority of outstanding voting shares is necessary to approve Proposal No. 1. The vote of a majority of voting shares present in person or represented by proxy is necessary to approve proposals 3 and 4 and any other business presented at the Annual Meeting.

Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in "street name" is entitled to vote the shares on some matters but not others. If your shares are in street name (or held by your broker) and you do not give your broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. In this year's vote, brokers are entitled to vote for Proposal Nos. 2 and 4. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting assuming the broker returns the proxy or attends the meeting. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting in person or by giving a proxy to vote your shares.

Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals. You should specify your respective choices on the accompanying WHITE proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares represented by your signed WHITE proxy card will be voted "FOR" Proposal Nos. 1 thru 4 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to our Secretary, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: VirtualScopics, Inc, 500 Linden Oaks, Rochester, New York, Attention: Molly Henderson, Secretary.

The proxies will be solicited by mail and the cost of solicitation will be paid by us. Designated officers and selected employees may also solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These officers and employees will not be compensated additionally for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokers, banks and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies as provided herein will be paid by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Proxy Statement on Schedule 14A are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations, include, but are not limited to, statements regarding the expected benefits of the reverse stock split and the Company's efforts to improve its financial performance and/or statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Investors are cautioned that all forward-looking statements involve inherent risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements as a result of important risk factors. These risks include, without limitation, the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed, the company's dependence on its largest customers and risks of contract performance, and those risks described under the caption of “Risk Factors” in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and other risks identified from time to time in our subsequent filings with the SEC. We believe that forward-looking statements made by us are based on reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update forward-looking statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or to update the reasons actual results could differ from those projected in the forward-looking statements.

PROPOSAL 1
AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF
OUTSTANDING COMMON STOCK

This proposal, if approved, will authorize amendments to our Certificate of Incorporation for the purpose of effecting a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, with our Board of Directors having the authority to determine whether to file the amendments and, if filed, the exact ratio to be set within such range without further approval or ratification of stockholders.

Introduction

Our Board of Directors has approved a proposal to amend our Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from 1-for-2 to 1-for-4. Our Board of Directors has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon amendments to our Certificate of Incorporation to effect the reverse stock split of our outstanding common stock so that a number of shares of our common stock of between 2 and 4, will be combined into one share of our common stock.

The reason we want to effect the reverse split is to increase the market price per share of our common stock in order to maintain the listing of our common stock on the Nasdaq Capital MarketSM. See ‘‘— Reasons for the Reverse Stock Split.’’ We believe that maintaining the listing of our common stock on the Nasdaq Capital MarketSM is in the best interests of our stockholders. The Board plans to implement the reverse stock split only if needed to regain compliance with Nasdaq listing standards.

If stockholder approval is received for this proposal, our Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect whether or not to effect the reverse stock split, and if so, the number of shares of our outstanding common stock between 2 and 4, that will be combined into one share of our common stock. Our Board of Directors believes that stockholder approval of amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of our stockholders. If approved by the stockholders, our Board of Directors will have the authority to effect a reverse stock split on only one occasion, unless we seek stockholder approval of, and the stockholders subsequently approve, an additional reverse stock split, which we do not currently anticipate.

The par value of our common stock and preferred stock will remain unchanged at $0.001 per share. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split.

In determining the ratio of the reverse stock split to implement, our Board of Directors will consider, among other things, prevailing market conditions, the trading price of our common stock, the number of round lot holders of our common stock and the steps that we will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Capital MarketSM. Based in part on the price of our common stock on the days leading up to the filing of the amendments to our Certificate of Incorporation effecting the reverse stock split, our Board of Directors will select the ratio which it believes will, in accordance with Nasdaq maintenance requirements, (i) increase the trading price of our common stock sufficiently to maintain a minimum bid price above $1.00 and (ii) result in the continued existence of at least 300 stockholders of round lots. While we believe the reverse stock split will allow us to maintain compliance with Nasdaq continuing listing standards, there can be no assurances that we will be able to do so.

A vote in favor of this ‘‘Proposal 1 — Amendment to Certificate of Incorporation to Effect a Reverse Stock Split of Outstanding Common Stock’’ will be a vote for approval of each of the reverse split ratios in the specified range and for the granting of authority to our Board of Directors to effect the reverse stock split in the range as it deems advisable at the time the reverse stock split is to be effected.

The text of the form of the proposed amendments to our Certificate of Incorporation is attached to this proxy statement as Appendix A. If approved by our stockholders and if, following that approval, our Board of Directors determines that effecting the reverse stock split is in the best interests of our stockholders, the amendments to our Certificate of Incorporation will be completed with numbers evidencing the ratio of the approved reverse stock split. The amendment will become effective upon filing with the Secretary of State of the State of Delaware.

Reasons for the Reverse Stock Split

The reason we want to effect the reverse split is to increase the market price per share of our common stock. Our common stock has been traded on the Nasdaq Capital MarketSM since 2006. One of the requirements for continued listing on the Nasdaq Capital MarketSM is that shares retain a $1.00 minimum bid price. On February 6, 2008, we received a notice from the Nasdaq Stock Market, Inc. advising that we had 180 calendar days (until August 6, 2008) to regain compliance with the minimum bid price requirement. Although under Nasdaq rules, if certain criteria are met, an additional 180 calendar day period (until February 6, 2009) could be granted to regain compliance, we do not currently anticipate that we will meet such criteria. Accordingly, if we do not regain compliance with the Nasdaq minimum bid price requirement, then Nasdaq will notify us that our securities will be delisted. We expect that a reverse stock split of the common stock will enable shares of our common stock to trade above the $1.00 minimum bid price requirement.

We believe that maintaining the listing of our common stock on the Nasdaq Capital MarketSM is in the best interests of VirtualScopics and our stockholders. Listing on the Nasdaq Capital MarketSM increases the liquidity of VirtualScopics common stock and may minimize the spread between the ‘‘bid’’ and ‘‘ask’’ prices quoted by market makers. Further, maintaining our Nasdaq Capital MarketSM listing may enhance our access to capital that may be necessary as we consider our plans for entering the diagnostic market. A delisting from the Nasdaq Capital MarketSM will also make us ineligible to use Securities and Exchange Commission (‘‘SEC’’) Form S-3 to register the sale of shares of our common stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital, if necessary. Form S-3 generally allows the registration statement to be continuously updated through the incorporation by reference of our periodic SEC filings. Maintaining the effectiveness of such registration statements and keeping the information contained therein current and up to date will become extremely difficult, time-consuming and expensive. We would also incur additional costs under state blue-sky laws to sell equity if we are de-listed.

We also believe that the increased market price of our common stock expected as a result of implementing a reverse stock split will help improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split.

For the above reasons, we believe that having the ability to effect the reverse stock split will help us regain and maintain compliance with the Nasdaq listing requirements, could improve the marketability and liquidity of our common stock, and allow us to continue to use Form S-3 for the registration of the sale of our shares, if any, and is therefore in the best interests of VirtualScopics and our stockholders.

However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to VirtualScopics is varied. Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum bid price requirement and maintain our listing on the Nasdaq Capital MarketSM, the $1.00 bid price must be maintained for a minimum of ten consecutive business days. However, under Nasdaq rules, Nasdaq may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement. In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (iv) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the reverse split is effected or that the market price per share after the reverse split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance. While we believe the reverse stock split will allow us to maintain compliance with Nasdaq continuing listing standards, there can be no assurances that we will be able to do so.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of our stockholders. In determining the ratio of the reverse stock split to implement, our Board of Directors will consider, among other things, prevailing market conditions, the trading price of our common stock, the number of round lot holders of our common stock and the steps that we will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Capital MarketSM.

Notwithstanding approval of the reverse stock split by the stockholders, our Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this Annual Meeting of Stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the amendments prior to the one year anniversary of this Annual Meeting of Stockholders, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

Effects of the Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split. On March 28, 2008 we had _____________ shares of our common stock outstanding and ____________ shares of common stock that were authorized but unissued. Our Board of Directors has reserved for possible future issuance an aggregate of 8,739,964 shares of common stock for issuance upon the conversion of our outstanding Series A and Series B Preferred Stock, 4,396,656 shares of common stock for issuance upon the exercise of outstanding warrants, 5,924,961 shares of common stock for issuance for future grants and upon exercise of options granted and other equity awards under our equity incentive plans. All of these share numbers will be adjusted in the ratio of the reverse split.

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. For example, if our Board of Directors selected a 1-for-2 reverse stock split, every two shares of our common stock that a stockholder owns will be combined and converted into a single share. We estimate that, following the reverse stock split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split alone would not affect any stockholder’s proportionate equity interest in VirtualScopics. By way of example, a stockholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares would continue to own 1% of our outstanding shares after the reverse stock split. The reverse stock split will not reduce your ownership interest except as a result of the treatment of fractional shares as specified below. The reverse stock split may, however, increase the number of stockholders of VirtualScopics who own ‘‘odd lots’’ of less than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

The amendment will not affect the number of authorized shares of preferred stock which VirtualScopics may issue which shall remain at 15,000,000 shares or the outstanding shares of preferred stock. As of March 28, 2008, there were _____ shares of Series A Preferred Stock and ________ shares of Series B Preferred Stock outstanding, respectively.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split, upon surrender to the exchange agent of the certificates representing such fractional shares, will instead be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the reverse stock split as reported on the Nasdaq Capital MarketSM by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

Effect of the Reverse Stock Split on Options, Warrants and Preferred Stock

The number of shares subject to our outstanding options and warrants will automatically be reduced in the same ratio as the reduction in the outstanding shares. The per share exercise price of those options and warrants will also be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain unchanged. For example, assume that a 1-for-2 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share. On the effectiveness of the 1-for-2 reverse stock split, the number of shares subject to that option would be reduced to 500 shares and the exercise price would be proportionately increased to $2.00 per share. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. In addition, the proposed reverse stock split will reduce the number of shares of common stock available for future issuances under our 2006 Long Term Incentive Plan in proportion to the exchange ratio selected by our Board of Directors within the limits set forth in this proposal.

Our Series A Preferred Stock provides that in connection with a reverse split, the conversion rate in effect (830.36 shares of common stock per one share of Series A Preferred Stock) on the day following the day upon which such combination becomes effective shall be proportionately reduced, effective immediately after the reverse split becomes effective. Our Series B Preferred Stock provides that in connection with a reverse stock split the conversion price in effect immediately prior to the reverse stock split ($1.2043 per share), will be proportionally increased immediately after the reverse stock split becomes effective. The outstanding shares of Series A Preferred Stock and Series B Preferred Stock themselves will not be changed as the result of the split.

Exchange of Stock Certificates

The combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically on the date that the selected amendments to our Certificate of Incorporation effectuating the reverse stock split is filed with the Secretary of State of the State of Delaware (referred to as the effective date), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Stockholders should not destroy any stock certificates and should not submit their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The amounts of net income or loss per common share and net book value per common share will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our Certificate of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as ‘‘capital assets’’ within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, regulated investment companies, personal holding companies, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse split shares as ‘‘qualified small business stock’’ within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the Code, existing and proposed U.S. Treasury regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the reverse stock split to vary substantially from the consequences described herein. This summary does not address tax considerations under state, local, foreign and other laws. Furthermore, no ruling from the Internal Revenue Service (the ‘‘IRS’’) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance that the IRS would agree with the conclusions set forth in this summary.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to constitute a ‘‘recapitalization’’ within the meaning of Section 368(a)(1)(E) of the Code. Assuming the reverse stock split qualifies as a recapitalization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split shares generally will recognize gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the pre-reverse split shares were held for more than one year. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

Assuming the reverse stock split qualifies as a recapitalization, no gain or loss will be recognized by VirtualScopics as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the shares of our outstanding voting stock on the record date will be required to approve these amendments to our Certificate of Incorporation to effect a reverse stock split. Abstentions and broker non-votes are treated as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

ELECTION OF DIRECTORS

We currently have seven (7) directors on our Board of Directors, and nine (9) seats for director positions. The individuals named below have been nominated by our Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, to serve as directors until the 2009 Annual Meeting of Stockholders and until a successor is elected and qualified, unless they die, resign or are removed before that meeting. All of the nominees are currently directors and each has consented to continue serving as a director. If a nominee becomes unavailable for election before the 2008 Annual Meeting, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

The Board of Directors has concluded that Messrs. Walts, Knafel, Chandler, Phelps and Mintz are “independent” as defined by Nasdaq and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as that term relates to membership on the Board of Directors.

Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

The shares represented by proxy cards returned to us will be voted FOR each of the following individuals, unless you specify otherwise.

L. Jeffrey Markin, age 49, was appointed as Chief Executive Officer and President of VirtualScopics, Inc. in August 2006, and elected as a director, in April 2007.  He joined VirtualScopics as Chief Operating Officer in May 2006, after 26 years at Eastman Kodak Company. Most recently, Mr. Markin was General Manager, Output Systems and Mammography Solutions for Kodak’s Health Group and a corporate officer of the company. Mr. Markin managed major Health Group operations including leadership of the conventional x-ray business, Mammography Solutions, HealthCare IT Software and Solutions business, and Global Radiology Sales and Service organization. He was awarded the Eastman Kodak Chairman’s leadership award in December 2004 for inspired leadership of company and health group objectives. Previously, he held leadership positions in the Document Imaging business, including Vice President of Marketing U.S. and Canada, Global General Manager of the output business, and General Manager of the Asia based services business with operations in China, Hong Kong, Philippines, Malaysia, and Australia. He also served on the Board of Directors for Hermes Precisa Australia the leading document services company in Australia. He joined Kodak in the company’s Rochester, N.Y. film operations division and held successive management positions in Manufacturing, Research and Development, and Quality. In 1997, Mr. Markin was selected to attend the Executive MBA program of the Simon School of Business, University of Rochester, where he graduated with honors. He holds a B.S. in Industrial Engineering, with honors, from the State University of New York at Buffalo.

Robert G. Klimasewski, age 65, has served as a director of the Company since November 2005, Vice Chairman since August 2006 and a director of VirtualScopics, LLC since inception. He served as Chief Executive Officer of the Company from November 2005 through August 2006 and as President and Chief Executive Officer of VirtualScopics, LLC from June 2005 to November 2005. Mr. Klimasewski served as President and Chief Executive Officer of Transcat, Inc. (formerly Transmation, Inc.) (NASDAQ: TRNS), a publicly-held global distributor of professional grade test, measurement and calibration instruments, from 1994 to 1998, when he relinquished those titles and assumed the role of Chairman of the Board of Transcat. In 2002, Mr. Klimasewski stepped down as Chairman of the Board of Transcat and was re-appointed President and Chief Executive Officer. He served in those roles until 2004, when he retired. He also was a co-founder of Burleigh Instruments Inc., a manufacturer of precision scientific instrumentation, which was sold in December 2000. He served for 18 years on the Board of Directors of Laser Power Corporation, a publicly-held company, until its sale in 2000. He currently serves on the Board of Directors of The University Technology Seed Fund. He is a member of the University of Rochester’s Visiting Committee for the School of Engineering and Applied Science. Mr. Klimasewski holds B.S. and M.S. degrees in optical engineering from the University of Rochester.

Terence A. Walts, age 60, has served as a director of the Company since December 2005.  Mr. Walts is President, CEO and Director of Transfusion & Transplantation Technologies LLC (“3Ti”), an early stage in-vitro diagnostics company. Prior to joining 3Ti, Mr. Walts served for three years and until late 2005 as President, CEO of Refocus Group, Inc., (OTCBB: RFCG) a late stage medical device company engaged in research and development for treatments of eye disorders. Prior to that position, Mr. Walts acted as a consultant to medical startup companies and held positions with, among others, ONCOSE, Inc., an in-vitro diagnostics company and  Medjet, Inc., an early stage medical devices company.  He served as Senior Vice President of CIBA Vision, a diversified eye care company from 1988 to 1998.  He holds a BS in Marketing from Indiana University and a MBA from the University of Notre Dame.

Sidney R. Knafel, age 77, has served as a director of the Company since November 2005, and a director of VirtualScopics, LLC since August 2001. Mr. Knafel is presently the managing partner of SRK Management Company, a private investment company. He also served as Chairman of BioReliance Corporation, a biological testing company, and is the Chairman of Insight Communications Company, a cable communications company. Mr. Knafel is a director of IGENE Biotechnology, Inc. (PNK: IGNE) and General American Investors Company, Inc. (NYSE: GAM) as well as several private companies. He is a graduate of Harvard College and the Harvard Graduate School of Business Administration.

Colby H. Chandler, age 83, has served as a director of the Company since December 2005. Mr. Chandler retired from Eastman Kodak Company in 1990 after 40 years of service. Mr. Chandler served as the President of Eastman Kodak Company from 1977 until his retirement, and as the chairman of the Board of Directors and Chief Executive Officer of Eastman Kodak Company from 1983 until his retirement. Mr. Chandler has also served on the Board of Directors of Ford Motor Company, JC Penney Company, Citicorp and Digital Equipment Corporation. Mr. Chandler is currently a member of the Board of Directors for startup companies CLIX,, a digital instant portraits company, and Pictometry International Corp., an aerial imaging company. Mr. Chandler has a bachelor’s degree in engineering physics from the University of Maine and a master’s degree in industrial management from Massachusetts Institute of Technology.

Charles E. Phelps, Ph.D., age 64, has served as a director of the Company since December 2005. Dr. Phelps retired from his position of provost of the University of Rochester (University of Rochester is a stockholder of the company), in July 2007, as position he held since 1994. Prior to that position, Dr. Phelps was the chair of the Department of Community and Preventive Medicine in the University of Rochester’s School of Medicine and Dentistry. Prior to working at the University of Rochester, Dr. Phelps served as a senior staff economist and as a director of the RAND Corporation. Dr. Phelps has a bachelor's degree in mathematics from Pomona College, an MBA in hospital administration from the University of Chicago, and a doctorate in business economics from the University of Chicago.

Norman N. Mintz, PhD., age 73, has served on the Company’s Board of Directors since June 2007. Since 1990, Dr. Mintz has served as a Managing Director for Loeb Partners Corporation. Dr. Mintz has a Ph.D. in Finance and Economics from New York University, and has previously served as Professor of Finance at Syracuse University and Professor of Economics at Columbia University. Prior to 1990, he served as Executive Vice President of Columbia University. Dr. Mintz serves as a director of Intersections, Inc. (Nasdaq: INTX:US).

Mostafa Analoui, Ph.D., age 47, is Senior Advisor and Head of Healthcare and Life Sciences Division at the Livingston Group in New York, New York. He is also Senior Vice President for Business Development at Charlesson Inc. Prior to that, Dr. Analoui was a Senior Director and the Groton/New London Site Head for Global Clinical Technology at Pfizer Global Research and Development from 2001 through February 2008, where he led the platform technology mission for the clinical development and commercial division in areas including the medical imaging, diagnostics computational medicine, knowledge management and non-invasive measurement monitoring. Dr. Analoui holds a Ph.D. in engineering from Purdue University and holds two patents in quantitative and clinical imaging. He also serves as an adjunct professor at the Indiana University School of Medicine in Dentistry lecturing on emerging and multi-disciplinary topics.

Dan I. Kerpelman, age 49, is a consultant to industry, private equity and companies relating to health care and medical technology matters. From April 2005 to February 2007, he was Chief Executive Officer of Société Generale de Surveillance, SA in Geneva, Switzerland, a company involved in testing, inspection and corporate certifications. From June 2002 through March 2005, Mr. Kerpelman was Senior Vice President of Eastman Kodak and President of its Health Imaging Group, which focused on medical and dental imaging equipment, consumables and information technology. Mr. Kerpelman holds a MBA from Northwestern University and serves on the Board of Directors of XCounter, AB, eHealth Global Technologies, Inc. and the University of Rochester Medical Center.

The Board recommends a vote “for” the election of all nominees as directors.

Corporate Governance

Board of Director and Committee Meetings

During 2007, VirtualScopics’ Board of Directors held seven meetings. During 2007, the Compensation Committee met four times, the audit committee met four times and the nominating committee met once. No director attended fewer than 75% of the 2007 Board of Directors meetings. It is our policy to have each director attend the annual meeting of stockholders, barring any reasonable conflicts. In 2007, seven directors attended the annual meeting of the stockholders.

The independent directors on our Board of Directors meet in regularly scheduled meetings at which only independent directors are present.

Board of Director Committees

Audit Committee. The Audit Committee is composed of Charles E. Phelps (Chairman), Norman N. Mintz and Colby H. Chandler. The responsibilities of the Audit Committee are more fully set forth in the Audit Committee Charter, a copy of which is available without charge at our website, www.virtualscopics.com.

The Audit Committee reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. Our Board of Directors has determined that that each of the members of the committee is independent in accordance with applicable rules of Nasdaq and the SEC and that Colby Chandler meets the qualifications as “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that all three members meet Nasdaq's financial literacy criteria. The Board of Directors have also determined that Mr. Mintz is independent even though he falls outside of the “safe harbor” definition set forth in SEC Rule 10A-3(e)(1)(ii) because he is an officer and director of the general partner of Loeb Partners Company 147, L.P., which owns in excess of 10% of our Common Stock and has a 3.2% limited partnership interest. In making this determination, among other things, the Board of Directors considered Dr. Mintz’s service on the Board and the percentage of stock held by others.

Compensation Committee. The Compensation Committee is composed of Colby H. Chandler (Chairman), Charles E. Phelps and Terence A. Walts. Our Board of Directors has determined that each of the members of the committee is independent in accordance with applicable Nasdaq rules. The responsibilities of the Compensation Committee are to oversee the compensation structure of the officers of the Company as well as authorization of granting of equity instruments to employees, directors and consultants. The Compensation Committee does not have a charter.

The Compensation Committee has broad authority to review management's performance, assess market competition and set guidelines for compensation of our directors and executive officers. The committee does not delegate its authority regarding compensation but does periodically seek input from our president and chief executive officer and chief financial officer. These executive officers, however, are not present during voting or deliberations by the committee about his or her compensation. The committee has not to date sought advice of outside compensation consultants as to the amount or form of management compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed of Sidney R. Knafel (Chairman) and Terence A. Walts. The Board of Directors has determined that each of the members of the committee is independent in accordance with Nasdaq rules. This committee is responsible for assisting the Board of Directors by identifying individuals qualified to become directors, and to recommend to the Board of Directors nominees for each annual meeting of stockholders; developing and recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company, leading the Board of Directors in its annual review of the Board of Directors’ performance; and recommending to the Board of Directors director nominees for each committee. The responsibilities of the Corporate Governance and Nominating Committee are more fully set forth in the Charter, a copy of which is available without charge at our website, www.virtualscopics.com.

In considering whether to nominate a candidate for election to the Board of Directors, each candidate’s qualifications are considered in their entirety. Our Board of Directors has not established minimum qualifications that nominees must meet in order to be considered for election as a director. The committee reviews nominees suggested by stockholders and advises such stockholders of the outcome of their suggestions. To be considered by the Committee, stockholder nominations must be submitted in writing to the committee addressed to the Company’s headquarters within the timing of stockholder proposals generally. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company's proxy statement for the annual meeting of stockholders for the current year.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements audited by Marcum & Kliegman, including the balance sheet as of December 31, 2007, and the consolidated statements of operations, cash flows and stockholders’ equity for the two fiscal years ended December 31, 2007. It also discussed with Marcum & Kliegman the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the role of the auditor, the Company’s significant accounting policies, the methodology used by management in making significant accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, the methodology used by management in making significant adjustments in the financial statements, any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements, any difficulties encountered in performing the audit, and certain other matters. Marcum & Kliegman has provided the Committee with the written disclosures and letter required by Independent Standards Board Statement No. 1 and the Committee has discussed with Marcum & Kliegman, Marcum & Kliegman’s independence.

Based on the review and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for 2007 for filing with the SEC.

Respectfully submitted,

The Audit Committee:
Charles Phelps, Chair
Norman Mintz
Colby Chandler

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and can be viewed on our website, www.virtualscopics.com, under the section entitled “Committees and Charters.”

Communications With Directors

Stockholders who wish to communicate with the Board of Directors or any individual director can write to:

VirtualScopics, Inc.
Board Administration
500 Linden Oaks
Rochester, New York 14625

The letter should indicate that the sender is a stockholder. Depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the matter directly (as where information about the Company or our stock is requested), or
•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic

A summary of all communications that were received since the last meeting and were not forwarded will be presented at each meeting of our Board of Directors along with any specific communication requested by a director.

Information About Executive Officers

In addition to Mr. Markin, VirtualScopics’ additional executive officer is Molly Henderson, Chief Financial Officer and Vice President of Finance.

Molly Henderson, has served as Chief Financial Officer and Vice President of Finance of the Company since May 2003. She served as VirtualScopics, LLC’s Controller from October 2002 to May 2003. Ms. Henderson previously served as the Corporate Controller of Ultralife Batteries, Inc., (NasdaqNM: ULBI) a publicly-held provider of high performance lithium battery solutions. Ms. Henderson’s primary functions at the company include providing strategic direction and overseeing all legal and financial related matters, as well as overseeing and ensuring proper accounting standards of the company. Earlier in her career, she was a Manager in the audit division of PricewaterhouseCoopers LLP, and her clients included Bausch & Lomb, Inc., Frontier Communications, Tropicana and FF Thompson Health System. Ms. Henderson received her M.B.A. and B.S. degrees from the State University of New York at Buffalo.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our principal executive officer, former chief executive officer, and our other executive officer, the chief financial officer, (the “named executive officers”) for 2006 and 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

Jeffrey Markin,	2006	$139,615		$30,000	-	$316,125	(2)(3)	$6,014	(4)	$491,754
President and Chief Executive Officer (1)	2007	$234,538		-	-	$426,942		$9,258		$670,738
Robert Klimasewski	2006	$65,985		$36,000	-	$175,971	(3)	$8,978	(4)	$286,934
President and Chief Executive Officer (5)	2007	-		-		-		-		-
Molly Henderson	2006	$112,273	(6)	$10,000	-	$249,381	(3)	$1,368	(4)	$373,022
Chief Financial Officer and Vice President Finance	2007	$156,412		$4,700	-	$116,961		$1,279		$278,073

1. Mr. Markin started with the Company on May 1, 2006 as Chief Operating Officer. In August 2006, Mr. Klimasewski stepped down as CEO to return to retirement and Mr. Markin was appointed the President and Chief Executive Officer.

2. On April 28, 2006, Mr. Markin was granted a stock option under the 2006 Plan to purchase 500,000 shares of our common stock at $4.00 per share. On November 14, 2007, Mr. Markin was granted a stock option to purchase 100,000 shares of common stock at an exercise price of $1.20 per share. Each of the options vest over four years beginning on the first anniversary of the date of grant.

3. The option award value represents compensation expense we recorded during the applicable fiscal year. Per SEC rules, the amount excludes forfeitures for service-based vesting conditions. Amounts calculated utilize the provisions of SFAS No. 123(R). We adopted SFAS No. 123(R) using the modified prospective transition method on January 1, 2006.

4. The Company allows for the named executive officers to participate with standard employee medical, dental, group life and disability coverage. These amounts are the total premiums paid by the Company for such standard coverage.

5. Mr. Klimasewski was elected CEO of VirtualScopics in June 2005. In November 2005, the Board of Directors granted to Mr. Klimasewski an option to purchase 700,000 shares of our common stock at an exercise price of $2.50 per share, with 350,000 subject to forfeiture if Mr. Klimasewski was not employed by the Company as the CEO on the first anniversary of the grant date. As a result of Mr. Markin’s appointment to CEO, the 350,000 conditional stock options were cancelled in 2006.

6. During 2006, Ms. Henderson was out on maternity leave for twelve weeks and did not draw a full salary for a portion of the time she was out.

Employment Agreements.

We entered into an employment agreement with Mr. Markin in connection with his appointment as the Chief Operating Officer in 2006. The terms of such employment agreement also govern Mr. Markin’s employment as Chief Executive Officer. The agreement provides for an employment term at-will, an annual base salary of $220,000, a bonus of $30,000 in 2006 upon the achievement of certain Company performance targets and covenants restricting Mr. Markin’s ability to compete with the Company. The performance targets for 2006 are based on the Company’s achievement of revenue and operating income thresholds, which were confirmed by the Compensation Committee. For 2007 and 2008 the bonus percentage range is 0% to 30% of eligible base pay, but the Chief Executive Officer is not eligible for a bonus unless the Company meets the initial threshold for financial performance. No bonus was awarded for 2007, but Mr. Markin was granted 500,000 stock options on February 26, 2008 with an exercise price of $4.00 per share which vest over four years. The Compensation Committee authorized a 2008 base pay increase for the Chief Executive Officer to $265,000.

2007 Bonus Plan

The Compensation Committee has established the 2007 Bonus Plan. The 2007 Bonus Plan covers the Chief Executive Officer, management employees including the Chief Financial Officer, and other employees.

The 2007 Bonus Plan provides performance criteria based upon meeting certain financial and operational targets in the 2007 fiscal year. If our performance meets or exceeds the staged targets in the Plan, the participating employees may receive cash incentive bonus payments equal to a percentage of an employee’s eligible base pay, amounts may be further adjusted for individual performance. With respect to the Chief Executive Officer, the bonus percentage range is 0% to 30% of eligible base pay. For management employees the bonus percentage range is 2% to 15% of eligible base pay. The Chief Executive Officer is not eligible for a bonus unless the Company meets the initial threshold for financial performance. Employees other than the Chief Executive Officer may receive a discretionary bonus if our performance results do not meet the threshold. The Committee may adjust the bonus amounts on a discretionary basis for individual performance, and for our results above the maximum thresholds.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards made to our named executive officers that were outstanding at December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Jeffrey Markin,	250,000	250,000	(1)	$4.00	4/28/2016
President and Chief Executive Officer	0	100,000	(2)	$1.20	11/14/2017

Molly Henderson	175,000	0		$1.81-$2.25	9/30/2012-
Chief Financial Officer					12/31/2013
and Vice President-	187,500	42,185	(3)	$2.25	9/9/2015
Finance	0	25,000	(2)	$1.20	11/14/2017

1. These options were granted on April 28, 2006, subject to stockholder approval under the 2006 Long-Term Incentive Plan. These options vest in four increments of 25% commencing on April 28, 2007 and on each of the three anniversaries thereafter.

2. These options were granted on November 14, 2007. These options vest in four increments of 25% commencing on November 14, 2008 and on each of the three anniversaries thereafter.

3. These options were granted on September 9, 2005 under the 2005 Long-Term Incentive Plan. The options vest in 3 increments of 50%, 25% and 25%, respectively, commencing on September 9, 2006 and on each of the 2 anniversaries thereafter.

Director Compensation

Our Board of Directors has adopted a Non-Employee Director Compensation Plan, or Director Plan, subject to stockholder approval at the Annual Meeting. The Director Plan provides for cash compensation and awards of stock options and stock awards to each director of the Company who is not a current employee of the Company or any of its affiliated companies. The stock options and shares of common stock that may be issued pursuant to the Director Plan will be issued under the VirtualScopics, Inc., 2006 Long-Term Incentive Plan, or 2006 Plan. For a further description of the Director Plan, See Proposal 2 - “Non-Employee Director Compensation Plan.”

The following table presents compensation earned by each nonemployee member of our Board of Directors for 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)	(c)(1)	(d)(2) (3)		(e)	(f)	(g)		(h)
Warren Bagatelle(4)	$7,000	$2,500	-		-	-	-		$9,500
Colby Chandler	-	$21,500	$15,000		-	-	-		$36,500
Robert Klimasewski	-	$11,255	$183,314	(5)	-	-	$4,308	(6)	$198,877	(5)
Sidney Knafel	-	$13,250	$15,000		-	-	-		$28,250
Jeffrey Markin(7)	-	-	-		-	-	-		-
Norman Mintz(4)	-	$9,250	$35,748						$44,998
Charles Phelps	-	$19,000	$15,000		-	-	-		$34,000
Saara Totterman(7)	-	-	-		-	-	-		-
Terence Walts	$11,000	$5,000	$15,000		-	-	-		$31,000

1.
Under the proposed Non-Employee Director Compensation Plan, directors may elect to receive the annual retainer of $5,000, $10,000 for the Chairman, and per meeting fees in the form of cash or our common stock. The non-employee directors have elected to receive such fees earned in 2006 and 2007 in the form of our common stock. The stock awards in this column are subject to stockholder approval of the Non-Employee Director Compensation Plan (See Proposal 3 - “Non-Employee Director Compensation Plan”), under which the shares will be issued, and subsequent Board approval of the issuance of the shares. The estimated number of shares to be issued to the non-employee directors following such stockholder and Board approval is as follows: Mr. Chandler, 19,598 shares; Mr. Klimasewski, 9,404 shares; Mr. Knafel, 12,829 shares; Mr. Phelps, 18,457 shares; Mr. Walts, 8,562 shares; and Dr. Mintz 7,958 shares.

2.
The option award value represents compensation expense we recorded during 2007. Per SEC rules, the amount excludes forfeitures for service-based vesting conditions. Amounts calculated utilize the provisions of SFAS No. 123(R). We adopted SFAS No. 123(R) using the modified prospective transition method on January 1, 2006.

3.
Includes options conditionally granted under the proposed Non-Employee Director Compensation Plan, subject to stockholder approval of the Plan and outstanding at fiscal year end, to acquire the following number of shares: Mr. Chandler, 35,490 shares; Mr. Klimasewski, 3,500 shares; Mr. Knafel, 35,490 shares; Dr. Mintz, 25,000 shares; Dr. Phelps, 35,490 shares; and, Mr. Walts, 35,490 shares. The shares underlying the option grants are authorized and reserved for issuance under the 2006 Plan. Mr. Klimasewski’s also had outstanding options to purchase 350,000 shares of common stock granted in November 2005 during his employment as the Company’s Chief Executive Officer. He retired in August 2006.

4.	Mr. Bagatelle passed away on May 31, 2007. Dr. Mintz was elected by the Board to fill the vacancy left by Mr. Bagatelle’s passing on June 5, 2007.

5.
The dollar amount recognized during the 2007 fiscal year also includes $178,314 which represents the compensation expense we recorded during 2007 for options to purchase 350,000 shares granted to Mr. Klimasewski in November 2005 when he served as our Chief Executive Officer.

6.
As former CEO he is entitled to participate with standard employee medical, dental, group life and disability coverage. These amounts are the total premiums paid by the Company for such standard coverage.

7.
During 2007 Mr. Markin and Dr. Totterman were employees and did not receive compensation for their services as a director and are not members of any committee of the Board of Directors of the Company. Information regarding compensation for Mr. Markin’s services as a named executive officer for the fiscal year ended December 31, 2007 can be found in the Summary Compensation Table appearing herein. Dr. Totterman resigned as a director effective March 20, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of VirtualScopics’ common stock by (i) each person who is known by VirtualScopics to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of VirtualScopics’ directors, nominees and named executive officers, and (iii) all directors and named executive officers of VirtualScopics as a group. The first two columns of the table set forth beneficial ownership information for such persons as of March 28, 2008.

Common Stock

	Number of Common Shares Beneficially Owned (1)	Percentage of Common Shares Beneficially Owned (2)
5% or greater stockholders
University of Rochester (3)	4,641,975	19.7%
Loeb Investors Company (4)	4,450,564	19.1%
Dr. Jose Tamez-Pena (5)	1,760, 930	7.6%
Pfizer Inc. (6)	1,553,121	6.7%
GE Healthcare (7)	1,218,467	5.2%
Dr. Kevin J. Parker (8)	1,166,445	5.0%
Directors and Executive Officers
Robert Klimasewski (4)(5)(9)	368,062	1.6%
Molly Henderson (5)	368,940	1.6%
Sidney Knafel (4)(5)(9)	711,956	3.0%
Terence Walts (5)	57,768	*
Colby Chandler	6,250	*
Charles Phelps (10)	6,250	*
Jeffrey Markin	280,007	1.2%
Norman Mintz (4)	0	*
Mostafa Analoui	0	*
Dan Kerpelman	0	*
Directors & Executive Officers as a group (8 persons)	1,786,733	7.2%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes options, warrants, convertible stock, and similar rights to purchase shares of VirtualScopics common stock that are exercisable within sixty (60) days of March 28, 2008.

(2)
The calculations in these columns are based upon [23,246,423] shares of common stock outstanding on March 28, 2008, plus the number of shares of common stock subject to outstanding options and warrants held by the person with respect to whom the percentage is reported on such date. The shares of common stock underlying such options, warrants, convertible stock and similar rights, are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for the purpose of computing the percentage of any other person. The calculations also assume the convertibility of all shares of preferred stock into 830.36 shares of common stock per share.

(3)
Based solely on a Schedule 13G filed by the University of Rochester, filed January 25, 2008, the University of Rochester has sole voting and disposition power over the shares. Includes 357,075 shares of common stock which may be purchased upon the exercise of an outstanding warrant. The address of the University of Rochester, 610 Hylan Building, RC Box 270140, Rochester, NY 14627.

(4)
Messrs. Klimasewski, Knafel and Mintz are limited partners in Loeb Investors Company 147, LP, and disclaim any beneficial ownership of such shares. The address for Loeb Investors Company 147, LP is 61 Broadway, Suite 2400, New York, NY 10006.

(5)
Presently reported ownership includes 362,500, 216,241, 47,671, 250,000, 25,000, 16,250, 6,250 and 6,250 shares issuable under options exercisable within 60 days of March 28, 2008 held by Ms. Henderson and Messrs. Klimasewski, Knafel, Markin, Tamez-Pena, Walts, Mr. Chandler and Mr. Phelps, respectively. Mr. Walts’ reported ownership before the financing also includes 41,518 shares issuable upon conversion of Series A Preferred Stock. The address of each is c/o VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY, 14625.

(6)
Based solely on a Schedule 13G filed by Pfizer, Inc., dated June 22, 2007, Pfizer has sole voting and disposition power over the shares. The address of Pfizer, Inc. is 50 Pequot Ave., MS 6025-C4127, New London, Connecticut 06320.

(7)	Shares owned by GE Medical Systems, a Division of General Electric Company, with an address of 3000 North Grandview Blvd., Waukesha, Wisconsin 53188.

(8)
Shares owned by Dr. Kevin J. Parker, with an address of 166 Superior Road, Rochester, NY 14625. Based solely on a Schedule 13G filed by Mr. Parker dated April 11, 2007, Mr. Parker has sole voting and dispositive power over the shares.

(9)
Beneficial ownership of common stock underlying the Series B Preferred is calculated with the conversion ratio that would be effective as of the date indicated if effective stockholder approval is received on or before November 6, 2007, or 60 days from the record date. Mr. Knafel’s reported ownership includes 415,180 shares issuable upon conversion of the Series B Preferred and 249,107 shares issuable upon the exercise of warrants, each through SRK Management Co. Mr. Klimasewski’s reported ownership includes 83,036 shares issuable upon conversion of the Series B Preferred and 49,821 shares issuable upon the exercise of warrants.

(10)	Mr. Phelps is the Provost of the University of Rochester. Mr. Phelps disclaims any beneficial ownership of the shares owned by the University of Rochester.

Preferred Stock

	Number of Preferred Shares Beneficially Owned (1)	Percentage of Preferred Shares Beneficially Owned (2)
5% or greater stockholders
Philip J. Hempleman (3)(8)	1,500	18.0%
Dareen Investment Group Ltd. (4)(8)	750	9.0%
BridgePointe Master Fund Ltd. (5)(9)	2,000	23.6%
BayStar Capital III Investment Fund, L.P. (6)(9)	500	6.0%
SRK Management Co. (7)(9)	500	6.0%

(1)
Includes all shares of Series A Preferred Stock and Series B Preferred Stock held. There are currently no options, warrants, convertible stock, or similar rights to purchase shares of Series A Preferred Stock or Series B Preferred Stock. Each share of Series A Preferred Stock and Series B Preferred Stock is convertible into 830.36 shares of common stock.

(2)
The calculation in this column is based upon [4,000.512] shares of Series A Preferred Stock outstanding and [4,350] shares of Series B Preferred Stock outstanding on March 28, 2008. There are currently no options, warrants, convertible stock, or similar rights to purchase shares of Series A Preferred Stock or Series B Preferred Stock.

(3)	Shares owned by Mr. Philip J. Hempleman and the 1998 Hempleman Family Trust, each having an address of Two Dublin Hill Drive, Greenwich, CT 06830.

(4)	Shares owned by Dareen Investment Group Limited, with an address of Mill Mall, Suite 6, Wickhams Cay 1, PO Box 3085, RoadTown, Tortola, BVI.

(5)	The address of BridgePointe Master Fund Ltd. is 1125 Sanctuary Parkway, Suite 275, Alpharetta, GA 30004.

(6)	The address of BayStar Capital III Investment Fund, L.P. is 80 E. Sir Francis Drake Blvd., Suite 2B, Larkspur, CA 94939.

(7)	The address of SRK Management Co. is 810 Seventh Avenue, 41st Floor, New York, New York 10019.

(8)	Shares indicated represent Series A Preferred Stock.

(9)	Shares indicated represent Series B Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d), Saara Totterman, a director of the Company until March 20, 2008, sold an aggregate of 100,000 shares of the Company’s common stock on March 3, 2008, which sale was not timely reported pursuant to Section 16(a) of the Exchange Act, and 50,000 shares of the Company’s common stock on March 4, 2008, which sale was not timely reported pursuant to Section 16(a) of the Exchange Act.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d), Robert Klimasewski, a director of the Company, on September 17, 2007 acquired Series B Preferred Stock and warrants convertible and exercisable as of November 23, 2007 into an aggregate of 132,456 shares of the Company’s common stock, which transaction was not timely reported pursuant to Section 16(a) of the Exchange Act.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d), Sidney Knafel, a director of the Company, on September 17, 2007, through a company he controls, acquired Series B Preferred Stock and warrants convertible and exercisable as of November 23, 2007 into an aggregate of 664,285 shares of the Company’s common stock, which transaction was not timely reported pursuant to Section 16(a) of the Exchange Act.

Except for the transactions described directly above, based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d) during the year ended December 31, 2007, no person, who at any time during the year was a director, executive officer or beneficial owner of more than 10% of any class of our common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Two Directors Participated in Series B Transaction

On September 12, 2007, we entered into a Securities Purchase Agreement pursuant to which we sold and issued 4,350 shares of our Series B Preferred Stock, and warrants to purchase our common stock to several individual and institutional investors, for an aggregate purchase price of $4,350,000. The transaction closed on September 17, 2007. Our Chairman, Robert J. Klimasewski, purchased 100 shares of Series B Preferred in the financing, for an aggregate purchase price of $100,000. Another director Sidney Knafel, through a company he controls, SRK Management Co., purchased 500 shares of Series B Preferred in the financing, for an aggregate purchase price of $500,000. In connection with the financing we entered into a Registration Rights Agreement with the buyers in which we granted certain registration rights to holders of our Series B Preferred, including the filing of a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock resulting from the conversion of the Series B Preferred and the maintenance of such registration statement for 2 years after filing. The Registration Rights Agreement also contains “piggy-back” rights for holders of Series B Preferred. Mr. Klimasewski has waived his rights to include his shares in the registration statement.

Also in connection with the transaction we entered into a Standstill Agreement with our Chief Executive Officer, Jeffrey Markin, in favor of the purchasers of the Series B Preferred and warrants, whereby Mr. Markin agreed to restrictions on the resale of shares of our stock that he owns. Generally, the Agreement restricts him, for a period of up to 2 years, from reselling his shares of our stock at a price below the then current conversion price of the Series B Preferred.

Pfizer Clinical Imaging and Services Agreement

Concurrent with Pfizer’s equity investment in VirtualScopics, LLC in June 2002, VirtualScopics, LLC entered into a Clinical Imaging and Services Agreement with Pfizer. This agreement was renewed for a two-year period commencing August 2005 and further renewed in November 2006. The agreement is intended to assist VirtualScopics, LLC in further developing and validating its image analysis software and image-based biomarkers through testing by Pfizer. The agreement automatically renews in one-year terms at the end of the current two-year term. Pfizer may terminate the agreement for any or no reason on 30 days’ advance notice.

Loans from Related Parties

In November 2002, VirtualScopics received two loans from two significant stockholders Dr. Saara Totterman and Dr. Jose Tamez-Pena. Specifically, VirtualScopics issued promissory notes to these persons in the following amounts: Dr. Jose Tamez-Pena, $150,000; and, Dr. Saara Totterman, $90,000. The unpaid principal and interest under the notes was paid quarterly and ended December 31, 2007 at an interest rate of 5.75% per year.

MRI Machine

In December 2002, VirtualScopics, LLC received an investment of $2,450,000 from GE Medical Systems for 1,088,889 of VirtualScopics, LLC series C preferred units. These units were converted into shares of our Common Stock. Upon receipt of the proceeds of this investment, VirtualScopics, LLC purchased an MRI machine from this investor for $2,300,000. During 2003, the equipment was sold to the University of Rochester, a related party, for $2,300,000. VirtualScopics, LLC received a payment of $1,250,000 from the University of Rochester in addition to retaining the right to use the machine exclusively one day a week through 2010. The advanced use of the equipment of $1,050,000 was recorded as a deferred asset on the balance sheet and is amortized based on usage over the life of the agreement. The equipment will be used by us for research and to broaden our ability to service our customers.

PROPOSAL 3 - NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

General

On February 26, 2008, the Board of Directors unanimously adopted the VirtualScopics, Inc., Non-Employee Director Compensation Plan, or the Director Plan. The Director Plan is designed to promote the success of the Company by compensating directors who are not employees and enhancing the stock ownership of directors by providing a method whereby participants may receive their annual Board, Committee and Chairman retainers and meeting fees in shares of our common stock. The Director Plan and any awards granted thereunder are subject to the approval of the Company’s stockholders at the Annual Meeting.

The Director Plan provides for cash compensation and awards of stock options and stock awards to each director of the Company who is not a current employee of the Company or any of its affiliated companies. The stock options and shares of common stock that may be issued pursuant to the Director Plan will be issued under the VirtualScopics, Inc., 2006 Long-Term Incentive Plan, or the 2006 Plan. The Director Plan does not constitute a separate source of shares for the grant of the equity awards. The total number of shares of common stock available for awards under the 2006 Plan is 2,500,000 shares, no more than 1,000,000 of which may be for stock awards. There is no separate limit under the Director Plan.

Summary of the Director Plan

The following is a summary of the Director Plan. The summary is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached as Appendix B.

Purpose. The purpose of the Director Plan is to promote the success of the Company by compensating directors who are not employees and enhancing the stock ownership of directors by providing a method whereby Participants may receive their annual Board, Committee and Chairman retainers and meeting fees in shares of our common stock.

Eligible Participants. Each director of the Company who is not a current employee of the Company or any of its subsidiaries is eligible to receive an award under the Director Plan. If the present slate of nominees are elected at the Annual Meeting, the Company will have eight non-employee directors eligible to participate in the Director Plan.

Administration. The Director Plan is intended to be operated as a formula plan. The Director Plan will be administered by the Compensation Committee of the Board which has authority to construe and interpret the Director Plan.

Awards. The plan provides for compensation elements comprised of: an initial stock option grant; annual remuneration; and, per meeting fees.

Initial Stock Option Grant. Each participating director is entitled to receive a one-time stock option grant covering 25,000 shares of our common stock under the 2006 Plan. The stock options generally vest in annual increments over four years beginning on the date of grant. The options are granted at the first Board meeting attended by a director, to the extent permitted at such time, or such later regular Board meeting when such grant is permitted. On March 28, 2008, the final quoted sales price of our common stock was $____ based on the closing price of the common stock on the Nasdaq Capital Market on such date.

Annual Option Grant. Each participating director will be eligible to receive an annual grant of stock options under the 2006 Plan. The amount of the grant will be determined by the Compensation Committee each year at or about the February Board meeting based on participant performance during the previous year. The number of options awarded on that date will be determined utilizing the Black-Scholes pricing model to determine a per share “value” divided into an amount up to $15,000.

Annual Retainer. Each participating director is entitled to receive an annual retainer in the amount of $5,000, with a $10,000 retainer for the Chairman. Payment may be taken in the form of cash or shares common stock under the 2006 Plan, at the discretion of each director. Each Participant will be asked to make an annual election at the annual shareholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the fair market value (as defined under the 2006 Plan) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to us.

Per Meeting Fees. Participating directors will be entitled to receive the following meeting fees:

Board Meetings	$1,500
Committee Meetings	$500
Committee Chair	$750

Directors will not be paid for more than one meeting per day. In the event there are multiple meetings, payment will be made for the meeting requiring the highest fee. Meeting fees will be paid quarterly on or about the first business day following the end of a quarter for the previous quarter. Payment may be taken in the form of cash or shares of common stock under the 2006 Plan, at the discretion of each director. Each Participant will be asked to make an annual election at the annual shareholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the fair market value (as defined under the 2006 Plan) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to us.

Term, Amendment and Termination. The Director Plan expires on February 26, 2018. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

New Plan Benefits. The table below sets forth information on the number of shares of common stock subject to awards to be granted to the six non-employee directors if the Director Plan is approved at the 2008 Annual Meeting. As noted above, grants of awards in these amounts will be made annually for so long as these individuals continue as non-employee directors. Because the number of non-employee directors who may serve on the Company’s Board of Directors in any future year could change, the aggregate amount of any future awards to be made under the Director Plan is not presently determinable.

NEW PLAN BENEFITS

Name and Position	Shares Underlying Options Granted(1)	Number of Shares of Underlying Stock Awards(1)	$ Value of Stock Awards to be Granted (1)
Jeffery Markin, CEO	-	-	-
Molly Henderson, CFO	-	-	-
Executive Group (2 persons)	-	-	-
Non-Executive Director Group	170,460	76,808	$70,663
Non-Executive Officer/Employee Group (55 persons)	-	-	-

1. The stock options and stock awards were previously awarded to non-employee directors but remain subject to the approval of the Company’s stockholders.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007, relating to our equity compensation plans:

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category

Equity compensation plans approved by security holders.	4,344,312	(1)	$1.92	1,992,540

Equity compensation plans not approved by security holders	350,000	(2)	$2.50	—
Total	4,694,312		$1.96	1,992,540

(1)
This amount includes shares under the plans of VirtualScopics, LLC, pursuant to the November 2005 reverse acquisition in connection with which we agreed to issue 532,490 shares of our common stock to holders of warrants granted by VirtualScopics, LLC, in exchange for consideration in the form of goods and services. Also pursuant to the transaction, we agreed to issue 2,327,937 shares of our common stock to holders of options granted by VirtualScopics, LLC pursuant to its 2001 Long-Term Incentive Plan and its 2005 Long-Term Incentive Plan. No further options are available for future issuance under these plans. Since the closing of the transaction, options to purchase 109,662 shares were cancelled pursuant to their terms and options to purchase 25,000 shares have been exercised. Also in connection with our November 2005 private placement, we issued warrants to purchase 280,000 shares of our common stock to the placement agents for such transaction. As of March 16, 2007, 50,598 shares under the placement agent warrants were exercised. Also included are shares granted under our 2006 Plan approved by security holders in May 2007. It also includes 67,530 shares of common stock underlying warrants we issued to the placement agent in connection with our September 2007 private placement, which was approved by stockholders effective November 23, 2007.

(2)	In November 2005, our Board of Directors granted to our CEO, Mr. Klimasewski, an option to purchase 350,000 shares of our common stock at $2.50 per share.

Certain Federal Income Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences of awards of common stock and stock options under the Director Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

The material tax consequences of grants under the Director Plan to the Company and to non-employee directors under current U.S. federal income tax laws are as follows:

Non-Qualified Stock Options. The grant of a non-qualified stock option is not a taxable event for the grantee or for the Company. Upon the exercise of a non-qualified stock option, the grantee recognizes ordinary income to the extent that the fair market value of the shares received upon exercise of the non-qualified stock option on the date of exercise exceeds the exercise price. In the year that the grantee recognizes ordinary income on exercise of the non-qualified option, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the grantee's basis in the shares (the exercise price paid for the shares plus any ordinary income recognized on exercise of the option) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

Restricted Stock. Generally, the grantee of a restricted stock award recognizes ordinary income in the year of the award in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the grantee for the shares. But, if the shares are subject to forfeiture when awarded, unless the grantee elects to be taxed on the shares in the year of the award, the grantee will not recognize ordinary income until the shares become vested. Absent an election to be taxed in the year awarded, the grantee recognizes ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the grantee for the shares. In the year that the grantee recognizes ordinary income as a result of the stock award, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

Upon disposition of any shares received pursuant to a stock award, the difference between the sale price and the grantee's basis in the shares (the amount paid for the shares, if any, plus any ordinary income recognized on the shares) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

Performance Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Section 409A. The Director Plan has been designed so that awards thereunder are compliant with Section 409A of the Internal Revenue Code of 1986, as amended. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the awards and an additional 20 percent tax and interest charge to the director. These potential penalties to the director could reduce the value of the grants subject to Section 409A and adversely affect the Company’s ability to achieve the Director Plan’s purposes.

Board Recommendation

Our Board of Directors recommends that stockholders vote "FOR" approval of the Director Plan at the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Director Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

PROPOSAL 4 - INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, our Audit Committee has appointed Marcum & Kliegman, LLP to serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2008. Selection of our Independent Registered Public Accounting Firm is not required to be submitted to a vote of the stockholders. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Approval of the proposal to ratify the appointment of Marcum & Kliegman LLP requires the approval of a majority of the shares present in person or represented by proxy at the annual meeting.

Representatives of Marcum & Kliegman, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" this proposal.

Fees for Audit and Other Services

The following table shows the fees billed or expected to be billed to us for the audit and other services provided by Marcum & Kliegman for 2006 and 2007:

	2007	2006
Audit Fees	$187,847	$170,173
Audit Related Fees	-	-

Total Audit and Audit Related Fees	187,847	170,173

Tax Fees	-	-

Total Fees	$187,847	$170,173

Audit Fees. This category includes the audit of our consolidated financial statements, and reviews of the financial statements included in our Quarterly Reports on Form 10-QSB. This category also includes the review of interim financial statements, SEC registration statements and comfort letters.

Audit Related Fees. The services for fees under this category include other accounting advice.

Tax Fees. These fees relate to the preparation and review of tax returns, tax planning and tax advisory services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers our engagement of Marcum & Kliegman LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Marcum & Kliegman LLP, and whether for reasons of efficiency or convenience it is in our best interest to engage its independent auditor to perform the services. The Audit Committee has determined that performance by Marcum & Kliegman LLP of the non-audit services listed above did not affect their independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee for specific pre-approval before the Company can engage for them. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our website at http://www.virtualscopics.com. However, information on the SEC’s website and our website does not constitute a part of this Proxy Statement.

A copy of our Annual Report on Form 10-KSB is included in our Annual Report to Stockholders and accompanies this Proxy Statement.

HOUSEHOLDING

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, the Company, or banks and brokerage firms that hold your shares, have delivered only one Proxy Statement and annual report to multiple stockholders who share an address unless the we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Jim Groff, Accounting Manager, VirtualScopics, Inc., 500 Linden Oaks, Rochester, New York, 14625, (585) 249-6231. Stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Company in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

We do not know of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, VirtualScopics will cancel the proxy.

STOCKHOLDERS' PROPOSALS

Under applicable securities laws, stockholder proposals must be received by us no later than December __, 2008 to be considered for inclusion in our Proxy Statement relating to the 2009 Annual Stockholders Meeting. If we change the date of the 2009 Annual Meeting by more than 30 days from the date of the 2008 Annual Meeting, then stockholder proposals must be received by us a reasonable time before we begin to print and mail our Proxy Statement for the 2009 Annual Meeting. A stockholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by March __, 2009.

By the Order of the Board of Directors

Jeffrey Markin, President and Chief Executive Officer

Rochester, New York
April __, 2008

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
VIRTUALSCOPICS, INC.

a Delaware corporation

VirtualScopics, Inc. (the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:

1.  The name of the corporation is VirtualScopics, Inc. It was originally incorporated under the name ConsultAmerica, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 27, 1988.

2.  Pursuant to Section 242 of the General Corporation Law, the amendments herein set forth have been duly approved by the Board of Directors and stockholders of the corporation.

3.  Paragraph 4 of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which Eighty-Five Million (85,000,000) shares shall be classified as common stock, par value $.001 per share (“Common Stock”), which Common Stock shall have no cumulative voting or preemptive rights, and Fifteen Million (15,000,000) shares shall be classified as preferred stock, par value $.001 per share (“Preferred Stock”), with the right conferred upon the Board of Directors of the Corporation to set the dividend, voting, conversion, liquidation and other rights as well as such redemption or sinking fund provisions and the qualifications, limitations and restrictions with respect to such Preferred Stock, as the Board of Directors may determine from time to time.

Immediately upon the filing of this Certificate of Amendment, each __ [number between 2 and 4] outstanding shares of Common Stock shall be combined, automatically and without further action, into one share of Common Stock. No fractional shares shall be issued to stockholders in connection with this reverse stock split, but instead, cash shall be distributed to each stockholder who would otherwise have been entitled to receive a fractional share. Such cash value shall be based upon the fair market value of the shares of Common Stock on the effective date of the reverse stock split, and shall be remitted to the stockholders entitled thereto.”

IN WITNESS WHEREOF,  this Certificate of Amendment to the Certificate of Incorporation has been signed by ______________, its authorized officer this ___ day of _____________, 2008.

By:
Title:

1

APPENDIX B

VIRTUALSCOPICS, INC.
NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

SECTION 1. PURPOSE. The purpose of the VirtualScopics, Inc. Non-Employee Directors’ Compensation Plan (the “Plan”) is to promote the success of VirtualScopics, Inc. (the “Company”) by compensating directors who are not employees of the Company or any of its subsidiaries (a "Participant") and enhancing the stock ownership of directors by providing a method whereby Participants may receive their annual Board, Committee and Chairman retainers (an "Annual Retainer") or meeting fees ("Meeting Fees") in shares of the Company's Common Stock ("Common Stock").

The stock options and shares of Common Stock that may be issued pursuant to the Plan shall be issued under the VirtualScopics, Inc., 2006 Long-Term Incentive Plan, as it may be amended from time to time (“2006 Plan”), subject to all of the terms and conditions of the 2006 Plan. The terms contained in the 2006 Plan are incorporated into and made a part of this Plan with respect to the stock options and Common Stock granted pursuant hereto and any such awards shall be governed by and construed in accordance with the 2006 Plan. In the event of any actual or alleged conflict between the provisions of the 2006 Plan and the provisions of this Plan, the provisions of the 2006 Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

SECTION 2. FEES. Each Participant shall be entitled to compensation as follows:

A. INITIAL STOCK OPTION GRANT. Each Participant is entitled to a one-time stock option grant for 25,000 shares of Common Stock pursuant to the 2006 Plan. Such option shall vest 25% on each anniversary of the date of grant. The initial stock option shall be granted at the first Board meeting attended by a Participant, to the extent the grant is permitted at such time, or such later regular Board meeting when such grant is permitted.

B. ANNUAL STOCK OPTION GRANT. Each Participant shall be eligible to receive an annual stock option grant under the 2006 Plan at or about the February Board meeting. The amount of the grant will be determined by the Compensation Committee based on Participant performance during the previous year. The number of shares of Common Stock available, in the aggregate, for annual option grants will be determined by dividing (x) an amount up to Fifteen Thousand Dollars ($15,000) by (y) a per share amount equal to the Black-Scholes pricing model value of an option to purchase one share of Common Stock on such date.
C. ANNUAL RETAINER. Each Participant is entitled to an Annual Retainer of $5,000 and the Chairman of the Board is entitled to an Annual Retainer of $10,000. A pro-rata Annual Retainer will be paid to any Participant based on the number of days during the year in which the Participant serves as a director.

D. MEETING FEES. Participants will be entitled to receive the following Meeting Fees:

Board Meetings	$1,500
Committee Meetings	$500
Committee Chair	$750

Participants will not be paid for more than one meeting per day. In the event there are multiple meetings, payment will be made for the meeting requiring the highest fee.

SECTION 3. PAYMENT OF FEES. Each Participant shall be given an opportunity by the Company on an annual basis to elect (the “Annual Election”) to receive his or her Annual Retainer or Meeting Fees in shares of Common Stock under the 2006 Plan, as follows:

A. ANNUAL RETAINER. If selected, the value of the shares of Common Stock payable in lieu of an Annual Retainer shall equal the amount of the Annual Retainer, subject to Section 3.C., below.

B. MEETING FEES. If selected, the value of shares of Common Stock payable in lieu of the Meeting Fees shall equal the amount of such Meetings Fees, subject to Section 3.C., below.

C. ALL FEES.

1. All fees shall be paid quarterly on or about the first business day following the end of a quarter for the previous quarter.

2. Each Participant will be asked to declare his or her Annual Election on the date of each annual shareholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the Fair Market Value (as defined in Section 4 hereof) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to the Company.

3. The shares awarded in lieu of fees may contain such restrictions and vesting criteria, or no restrictions and immediate vesting, to the extent determined by the Compensation Committee.

SECTION 4. SHARE CERTIFICATES, VOTING AND OTHER RIGHTS.

A. SHARE CERTIFICATES. The certificates for shares of Common Stock issued under Section 3 hereof may be registered in the name of the Participant, or in the name of the Participant and one other individual as joint tenants. Any dividends, or distributions, payable in cash or in kind with respect to the shares of Common Stock that have been issued, shall be paid to the Participant. All shares of Common Stock issued hereunder shall be fully paid and non-assessable and the Participant shall have all voting rights with respect thereto.

B. FAIR MARKET VALUE. "Fair Market Value," shall be as defined in the 2006 Plan.

C. FRACTIONS OF SHARES. The Company shall not issue fractions of shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the unpaid amount shall be added to the fees for the next quarterly period.

D. GENERAL RESTRICTIONS. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

E. ADJUSTMENTS. The adjustment provisions of the 2006 Plan shall apply with respect to awards of Common Stock or stock options to be granted pursuant to this Plan.

SECTION 7. TAXES. The Company shall be authorized to withhold from any payment due under the Plan the amount of withholding taxes, if any, due in respect of an award hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

SECTION 8. MISCELLANEOUS

A. ADMINISTRATION. Except as may be specifically provided elsewhere herein, the Plan shall be administered by the Compensation Committee of the Board (the "Compensation Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

B. RIGHTS OF DIRECTORS. Nothing in the plan shall confer upon any Participant any right to serve on the Board for any period of time or to continue his or her current or any other rate of compensation.

C. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed and construed in accordance with the laws of the State of New York.

D. EFFECTIVE DATE AND TERM. The Plan initially was approved by the Board on February 26, 2008 (the “Effective Date”), subject to subsequent approval and ratification by the Company’s stockholders. The Plan shall be effective as of the Effective Date, but subject to subsequent approval and ratification by the Company’s stockholders no later than the annual meeting of stockholders next following the Effective Date. The Plan shall have a term of ten years.

E. AMENDMENTS, MODIFICATION AND TERMINATION. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

F. SECTION 409A SAVINGS CLAUSE. Notwithstanding any provision of this Plan, in the event any term, condition or feature of an Option would result in the Option being subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, the terms of the Option shall be amended to the minimum extent necessary such that the Option shall not be subject to the provisions of such Section 409A.

VIRTUALSCOPICS, INC.
PROXY / VOTING INSTRUCTIONS

VIRTUALSCOPICS, INC.
500 LINDEN OAKS
ROCHESTER, NEW YORK 14625

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Molly Henderson and Jeffrey Markin and each of them acting solely, as attorneys and agents with full power of substitution to vote as proxy all the shares of Common Stock, par value $.001 per share, Series A Convertible Preferred Stock, par value $.001 per share and Series B Convertible Preferred Stock, par value $.001 per share, of VirtualScopics, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of VirtualScopics, Inc. to be held at 9:00 a.m. on May 8, 2008, at the Sheraton Manhattan, 811 Seventh Avenue, New York, New York 10019 and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in her discretion on such other matters as may properly come before said meeting or any adjournments thereof.

To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope. To vote by Internet, please follow the instructions on the card.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

Dated	, 2008

Signature

Signature if held jointly

When signing as Executor, Administrator,

Trustee or the like, please give full title.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. ANY PROXY WHICH IS EXECUTED IN SUCH A MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY DIRECTOR NOMINEE, SHALL BE DEEMED TO GRANT SUCH AUTHORITY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

Continental Stock Transfer
17 Battery Place, 8th Floor
New York, New York 10004

☒ Please mark your vote as in this example.

(1) To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:4, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and May 8, 2009, without further approval from the stockholders

FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) Election of Directors (except as specified below)	FOR ALL ☐ nominees listed below	WITHHOLD AUTHORITY TO VOTE FOR ☐ all nominees listed below	EXCEPTIONS ☐

Jeffrey Markin
Robert Klimasewski
Terence Walts
Sidney Knafel
Colby Chandler
Charles Phelps, Ph.D.
Norman Mintz, Ph.D.
Mostafa Analoui, Ph.D.
Dan Kerpelman

Instructions: To withhold vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below.

______________________________________________________________________________

(3) To approve the VirtualScopics, Inc. Non-Employee Director Compensation Plan

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) To ratify the appointment of Marcum & Kliegman LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2008

FOR ☐	AGAINST ☐	ABSTAIN ☐

(Sign and date on reverse side)

VIRTUALSCOPICS, INC. - ANNUAL MEETING - May 8, 2008

THANK YOU FOR VOTING